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                                                                    EXHIBIT 99.2


                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 11-K (the "Form 11-K") for the year ended December 31, 2003 of the Lancer Corporation Employee Profit Sharing Plan (the "Plan"). The undersigned hereby certifies that the Form 11-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated:  June 25, 2004


By:  /s/ MARK L. FREITAS
     ---------------------------
     Name: Mark L. Freitas
     Title: Chief Financial Officer